UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     September 30, 2014

AMETEK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Cassatt Road Berwyn, Pennsylvania	19312-1177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 647-2121

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2014, AMETEK, Inc. (the “Company”) entered into a Note Purchase Agreement pursuant to which the Company will issue and sell, in a private placement, $700,000,000 aggregate principal amount of the Company’s Senior Notes in six series. The Senior Notes will be issued on three funding dates. The first funding occurred on September 30, 2014 for $500,000,000, consisting of $300,000,000 in aggregate principal amount of 3.73% Senior Notes due September 2024, $100,000,000 in aggregate principal amount of 3.83% Senior Notes due September 2026 and $100,000,000 in aggregate principal amount of 3.98% Senior Notes due September 2029. The second funding date will be June 15, 2015 for $50,000,000 in aggregate principal amount of 3.91% Senior Notes due June 2025. The third funding date will be August 14, 2015 for $150,000,000, consisting of $100,000,000 in aggregate principal amount of 3.96% Senior Notes due August 2025 and $50,000,000 in aggregate principal amount of 4.45% Senior Notes due August 2035. The proceeds from the Senior Notes will be used to refinance existing indebtedness and for general corporate purposes.

The Senior Notes are subject to certain customary covenants, including limitations on the Company and its subsidiaries ability, with significant exceptions, to engage in mergers, consolidations, asset sales, and transactions with affiliates, or to incur priority debt or liens. The Note Purchase Agreement also contains financial covenants that, among other things, require the Company to maintain a debt to EBITDA ratio of not more than 3.5 to 1.0 and an interest coverage ratio of not less than 2.5 to 1.0 for any period of four consecutive fiscal quarters. Upon the occurrence of certain events of default, all of the Senior Notes will be immediately due and payable, and upon the occurrence of certain other events of default all of the Senior Notes may be declared immediately due and payable. The Company may redeem the Senior Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and is required to offer to repurchase the Senior Notes at par following certain events, including a change of control.

Interest on the September 2024, 2026 and 2029 Senior Notes is payable semiannually on September 30 and March 30 commencing with March 30, 2015. Interest on the June 2025 Senior Notes is payable semiannually on December 15 and June 15 commencing December 15, 2015. Interest on the August 2025 and 2035 Senior Notes is payable semiannually on August 14 and February 14 commencing February 14, 2016. Interest on the above mentioned Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The foregoing summary of the Senior Notes is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

A copy of the news release issued by the Company on October 1, 2014 announcing entry into the Note Purchase Agreement is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 AMETEK, Inc. Note Purchase Agreement, dated as of September 30, 2014.

99.1 Copy of press release issued by AMETEK, Inc. on October 1, 2014 announcing entry into the Note Agreement, dated as of September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

October 2, 2014	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller & Treasurer

Exhibit Index

Exhibit Number	Description
10.1	AMETEK, Inc. Note Purchase Agreement, dated as of September 30, 2014.

99.1	Copy of press release issued by AMETEK, Inc. on October 1, 2014.